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                                                                    EXHIBIT 10.8


                               FIRST AMENDMENT TO
                                 PROMISSORY NOTE

         THIS FIRST AMENDMENT TO PROMISSORY NOTE (this "Amendment") is made and entered into as of the 21st day of February, 2001 by and among Vital Living Products, Inc., a Delaware corporation (the "the Borrower"), and CTF, Inc., a Minnesota corporation (the "Lender").

                              STATEMENT OF PURPOSE

         Borrower is indebted to Lender pursuant to that certain Promissory Note dated September 1, 1992, in the original principal amount of $400,000.00 (the "Note"). Pursuant to a Securities Purchase Agreement dated the date hereof between the Borrower and the Buyers party thereto (the "Securities Purchase Agreement") it is contemplated that the Buyers will purchase certain Convertible Debentures and Warrants from the Borrower. It is a condition precedent to closing of the transactions contemplated by the Securities Purchase Agreement that the Lender amend the Note to extend the term thereof and make certain other amendments thereto as provided for herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Acknowledgment of Debt. The Borrower hereby acknowledges and agrees that as of the date of this Agreement, the outstanding balance due under the Note is $403,801.53, including principal and accrued but unpaid interest.

         2. Extension of Term; Continued Payment of Interest. The Lender hereby agrees that notwithstanding the occurrence or existence of any default prior to the date hereof the outstanding principal due on the Note shall not be due and payable until February 23, 2003. In furtherance of the foregoing, the first sentence of the second paragraph of the Note is hereby replaced with the following:

         All unpaid principal and all accrued interest on this Note shall be payable in full on February 23, 2003 (the "Maturity Date").

The Borrower hereby agrees to continue to pay interest on the Note on the first day of each month, per the terms of the Note.

         3. Amendment of Default Provisions. The Lender hereby agrees to amend the Note so that the failure of the Borrower to pay interest on the Note as provided therein prior to the Maturity Date shall not constitute a default thereunder. In furtherance of the foregoing, clause (i) of the fifth paragraph of the Note is hereby replaced with the following:

         (i) the failure by Maker after the Maturity Date to make any payment of principal or interest when due hereunder, and such failure shall have continued for a period of more than fifteen (15) consecutive days;


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         4.       Full Force and Effect. Except as expressly provided herein, this Amendment shall not amend or modify the terms and conditions of the Note, which terms and conditions shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal as of the date first above written.

                              VITAL LIVING PRODUCTS, INC.



                              By: /s/ Donald R. Podrebarac
                                  --------------------------------------------
                                      Donald R. Podrebarac
                                      President


                              CTF, INC.



                               /s/ C. Wilbur Peters                      [SEAL]
                              -------------------------------------------
                                   C. Wilbur Peters
                                   President


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